Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Research Frontiers Incorporated:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184785, 333-179099, 333-133858, 333-40369, 333-115052, 333-65219 and 333-159093) and Form S-8 (No. 333-80575, 333-179097, 33-53030, 33-86910, 333-08623, 333-34163, 333-80575, 333-63374, 333-106754, 333-159094 and 333-196746) of Research Frontiers Incorporated of our report dated March 14, 2019, relating to the consolidated financial statements and the financial statement presented in Item 15 which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Melville, NY

March 14, 2019